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                           GENESCO INC.                             EXHIBIT (11)
                           AND CONSOLIDATED SUBSIDIARIES
                           Earnings Per Common and
                           Common Share Equivalent
                           Fiscal Year Ended


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                                                                 1997                   1996                   1995
                                                  -------------------   --------------------   --------------------
IN THOUSANDS                                      EARNINGS     SHARES   EARNINGS      SHARES   EARNINGS      SHARES
-------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
 Earnings (loss) before discontinued operations   $ 10,554              $ (3,781)              $(18,514)
 Preferred dividend requirements                  $    301              $    302               $    302
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 Earnings (loss) before discontinued operations
   applicable to common stock and average
   common shares outstanding                      $ 10,253     24,540   $ (4,083)     24,347   $(18,816)     24,326
 Employees preferred and stock options
   deemed to be a common stock equivalent                       1,098                    379                    -0-
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Totals before discontinued operations             $ 10,253     25,638   $ (4,083)     24,726   $(18,816)     24,326
PER SHARE                                         $    .40              $   (.17)              $   (.77)
===================================================================================================================
 Net earnings (loss)                              $ 10,404              $ 10,071               $(81,192)
 Preferred dividend requirements                  $    301              $    302               $    302
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 Net earnings (loss) applicable to common stock
   and average common shares outstanding          $ 10,103     24,540   $  9,769      24,347   $(81,494)     24,326
 Employees preferred and stock options deemed
   to be a common stock equivalent                              1,098                    379                    -0-
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Total net earnings (loss)                         $ 10,103     25,638   $  9,769      24,726   $(81,494)     24,326
PER SHARE                                         $    .39              $    .40               $  (3.35)
===================================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
 Earnings (loss) before discontinued operations
   applicable to common stock and average
   common shares outstanding                      $ 10,253     25,638   $ (4,083)     24,726   $(18,816)     24,326
 Senior securities the conversion of which
   would dilute earnings per share                                132                    117                    -0-
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Totals before discontinued operations             $ 10,253     25,770   $ (4,083)     24,843   $(18,816)     24,326
PER SHARE                                         $    .40              $   (.16)              $   (.77)
===================================================================================================================
 Net earnings (loss) applicable to common stock
   and average common shares outstanding          $ 10,103     25,638   $  9,769      24,726   $(81,494)     24,326
 Senior securities the conversion of which
   would dilute earnings per share                                132                    117                    -0-
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TOTAL NET EARNINGS (LOSS)                         $ 10,103     25,770   $  9,769      24,843   $(81,494)     24,326
PER SHARE                                         $    .39              $    .39               $  (3.35)
===================================================================================================================

All figures in thousands except amount per share.